UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

NusaTrip Incorporated

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

NUSATRIP INCORPORATED

28F AIA Central, Jl. Jend. Sudirman No.Kav. 48A, RT.5/RW.4,Karet, Semanggi,

Kota Jakarta Selatan,

Daerah Khusus Ibukota, Jakarta, Indonesia

+62 21 5060 8747

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To Our Stockholders:

This Information Statement is first being mailed on or about [__], 2026 to the holders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”) of NusaTrip Incorporated, a Nevada corporation (the “Company”), as of the close of business on [__], 2026 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to an action taken by written consent in lieu of a meeting, June 13, 2026  (the “Written Consent”) by the stockholder holding a majority of the voting power of the Company (the “Majority Stockholder”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to NusaTrip Incorporated.

The Written Consent:

Approved the issuance or reservation for issuance of an aggregate of 6,310,000 shares of the Company’s Common Stock (the “Equity Incentive Shares”) pursuant to resolutions adopted by the Board of Directors effective June 10, 2026 and June 11, 2026, including issuances to certain directors, officers and other persons or entities affiliated or associated with the Company or its directors, officers or stockholders, as well as shares reserved for future employee equity awards (collectively, the “Equity Incentive Issuances”).

SOPA Capital Limited (“SOPA Capital”), the holder of 75,000 shares of the Company’s Series X Super Voting Preferred Stock (the “Series X Preferred Stock”), representing 75,000,000 votes, or approximately [79.47%] of the voting power of all outstanding capital stock of the Company as of June 13, 2026, executed the Written Consent approving the Equity Incentive Issuances.

The Written Consent constitutes the consent of a majority of the voting power of the Company’s capital stock and is sufficient under the Nevada Revised Statute (“NRS”) and our Bylaws to approve the action described herein. Accordingly, the Equity Incentive Issuances are not presently being submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, as amended, the action described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been first mailed to the stockholders.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

Heather Maynard
Chairwoman of the Board and Director

GENERAL INFORMATION

This Information Statement is being first mailed on or about [__], 2026, to stockholders of the Company by the Board of Directors (the “Board”) to provide material information regarding a corporate action that has been approved by the Written Consent of the Majority Stockholder.

The Written Consent constitutes the stockholder approval obtained for the Equity Incentive Issuances in accordance with the Company’s Bylaws (the “Bylaws”) and Nevada Revised Statute (“NRS”) 78.320.2. As a result, no further action by any other stockholder is required to approve the Equity Incentive Issuances, and we have not and will not be soliciting your approval of the Equity Incentive Issuances. This Information Statement and the documents incorporated herein by reference shall constitute notice to you of the action by majority stockholder consent in accordance with Nevada law and the Exchange Act.

As of the Record Date, the Company had [19,379,168] shares of Common Stock outstanding. Following issuance of all Equity Incentive Shares, the Company would have approximately [25,689,168] shares of Common Stock outstanding, assuming no other changes in capitalization.

This Information Statement is being furnished to all holders of the Company’s Common Stock pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely to inform stockholders of the corporate action before it takes effect. In accordance with Exchange Act Rule 14c-2, the Equity Incentive Issuances will become effective no sooner than twenty (20) calendar days following the mailing of this Information Statement.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MATTERS DESCRIBED HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

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AUTHORIZATION BY THE BOARD OF DIRECTORS

AND THE MAJORITY STOCKHOLDER

On June 10, 2026 and June 11, 2026, the Board approved the issuance or reservation for issuance of an aggregate of 6,310,000 shares of Common Stock pursuant to the Equity Incentive Issuances. On June 13, 2026, the Majority Stockholder approved the Equity Incentive Issuances by the Written Consent.

The Written Consent constitutes the only stockholder approval required for the Equity Incentive Issuances under section 13 of the Company’s Bylaws (the “Bylaws”) and Nevada Revised Statute (“NRS”) 78.320.2, and, as a result, no further action by any other stockholder is required to approve the Equity Incentive Issuances. We have not and will not be soliciting your approval of the Equity Incentive Issuances. This Information Statement and the documents incorporated herein by reference shall constitute notice to you of the action by majority stockholder consent in accordance with Nevada law and the Exchange Act.

Under Section 78.320.2 of the Nevada Revised Statutes, the written consent of stockholders holding a majority of the voting power allocated to our voting shares may be substituted for an annual or special meeting of the stockholders, provided that such written consent sets forth the action so taken and is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon were present and voted. This Information is first being mailed on or about [__], 2026, to our stockholders and is being delivered to inform you of the corporate action described herein.

On the Record Date, the Company had [19,379,168] shares of Common Stock of the Company outstanding issued and outstanding with the holders thereof being entitled to cast one vote per share and 75,000 shares of Series X Preferred Stock issued and outstanding with the holder thereof being entitled to cast 1,000 votes per share.

CONSENTING STOCKHOLDERS

On June 13, 2026, SOPA Capital Limited, being the record holder of 75,000 shares of Series X Preferred Stock of the Company, representing 75,000,000 votes, or approximately [79.47%] of the voting power of all capital stock of the Company outstanding, consented in writing to approve the Equity Incentive Issuances.

We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the foregoing stockholder action. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by Written Consent and giving stockholders notice of such action taken as required by the Exchange Act.

As the stockholder action was taken by Written Consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

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DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the stockholder action.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

Q.	Why am I being furnished with this Information Statement?

A.	The Nevada Revised Statutes and our Bylaws require us to provide you with information regarding the action taken by written consent of the Majority Stockholder in lieu of a meeting. Your vote is neither required nor requested.

Q.	Why am I not being asked to vote?

A.	Under Section 78.320 of the Nevada Revised Statutes, the written consent of stockholders holding a majority of the voting power allocated to our voting shares may be substituted for an annual or special meeting of the stockholders, provided that such written consent sets forth the action so taken and is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon were present and voted. The Majority Stockholder, SOPA Capital Limited, holding approximately [79.47%] of the voting power of all capital stock of the Corporation outstanding, executed a written consent dated June 13, 2026, approving the Equity Incentive Issuances. Such approval is sufficient under the Nevada Revised Statutes, and no further approval by our stockholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q.	What do I need to do now?

A.	Nothing. This Information Statement is furnished to you solely for your information and does not require or request you to do anything.

Q.	Has the Board approved the Equity Incentive Issuances?

A.	Yes. The Board unanimously approved the Equity Incentive Issuances pursuant to resolutions adopted effective June 10, 2026 and June 11, 2026.

Q.	When will the Equity Incentive Issuances be effective?

A.	Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the corporate action will not become effective until at least 20 calendar days following the mailing of this Information Statement to our stockholders (the date immediately following such period being the “Effective Date”). The Company currently anticipates that adoption of the Equity Incentive Issuances will become effective on the Effective Date.

Q.	Can I dissent or exercise appraisal rights in connection with any of the Corporate Action?

A.	Pursuant to the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws, our stockholders are not entitled to exercise appraisal or other dissenters’ rights in connection with the other matters described in this Information Statement.

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APPROVAL OF THE EQUITY INCENTIVE ISSUANCES

On June 10, 2026 and June 11, 2026, the Board approved, by unanimous written consents, the issuance or reservation for issuance of an aggregate of 6,310,000 shares of the Company’s Common Stock to certain directors, officers and other persons or entities affiliated or associated with the Company or its directors, officers or stockholders, together with shares reserved for future employee equity awards (the “Equity Incentive Issuances”). On June 13, 2026, the Majority Stockholder approved the Equity Incentive Issuances by written consent in lieu of a meeting.

The Equity Incentive Issuances consist of the following:

Recipient	Relationship to the Company or Majority Stockholder	Number of Shares
Maroon Capital Limited	Entity controlled by Dennis Nguyen, the controlling shareholder of the Majority Stockholder.	3,300,000
Centauri Investments Limited	Entity controlled by Heather Maynard, Chairwoman of the Board and Director	650,000
Patrick Soetanto Tjin	Chief Executive Officer	650,000
Loïc Gautier	Chief Financial Officer	650,000
Heather Maynard	Chairwoman of the Board and Director	120,000
Michael Freed	Director	120,000
Xin Li	Director	120,000
Vincent Puccio	Director	120,000
Nicole Washko	Director and Corporate Secretary	120,000
Travis Washko	Spouse of Nicole Washko and former director of Society Pass	120,000
Mark Carrington	Former director of Society Pass	120,000
Michael Dunn	Former director of Society Pass	120,000
Future employee equity awards	Reserved for potential future equity awards to eligible employees, subject to the subsequent adoption of applicable terms and approval of individual awards	100,000
Total		6,310,000

The Equity Incentive Issuances were approved in consideration of the recipients’ past and ongoing services, efforts, support and contributions to the Company, including in connection with the Company’s restructuring, corporate development and strategic initiatives. The Equity Incentive Issuances are intended to recognize such contributions and, as applicable, support the Company’s ability to attract, retain and incentivize key executives, directors, employees and other service providers. Certain Equity Incentive Issuances also recognize services, support or other contributions provided by entities or persons affiliated or associated with the Company’s directors, officers or stockholders.

The shares issued pursuant to the Equity Incentive Issuances are expected to constitute “restricted securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold or otherwise transferred unless registered under the Securities Act or an applicable exemption from registration is available. The Company intends to issue such shares in reliance on applicable exemptions from registration under the Securities Act.

The Board determined that the Equity Incentive Issuances were advisable and in the best interests of the Company and its stockholders. In reaching its determination, the Board considered, among other matters, the services and contributions of the recipients, the purposes of the issuances and the interests of certain directors, officers and affiliated persons described in this Information Statement.

SOPA Capital Limited (“SOPA Capital”), the holder of 75,000 shares of the Company’s Series X Super Voting Preferred Stock (the “Series X Preferred Stock”), representing 75,000,000 votes, or approximately [79.47%] of the voting power of all outstanding capital stock of the Company, executed the Written Consent approving the Equity Incentive Issuances. Each share of Series X Preferred Stock entitles its holder to 1,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders. The holders of our Series X Preferred Stock are not entitled to any dividend rights. The holders of the Series X Preferred Stock are not entitled to any liquidation preference or subject to any redemption rights. The shares of our Series X Preferred Stock are not convertible into shares of our common stock, and are not subject to any sunset or other termination provisions.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Certain of the Company’s officers and directors, as well as certain persons and entities affiliated or associated with the Company’s directors, officers or Majority Stockholder, have interests in the matters approved by the Board and the Majority Stockholder that are different from, or in addition to, those of the Company’s stockholders generally.

Patrick Soetanto Tjin, the Company’s Chief Executive Officer, and Loïc Gautier, the Company’s Chief Financial Officer, are each entitled to receive 650,000 shares pursuant to the Equity Incentive Issuances. Heather Maynard, Michael Freed, Xin Li, Vincent Puccio and Nicole Washko, each of whom is a director of the Company, are each entitled to receive 120,000 shares.

Centauri Investments Limited, an entity controlled by Heather Maynard, is entitled to receive an additional 650,000 shares pursuant to a service agreement with the Company. Accordingly, Heather Maynard and the entity she controls have an aggregate direct and indirect interest in 770,000 shares included in the Equity Incentive Issuances.

Maroon Capital Limited, an entity controlled by Dennis Nguyen, is entitled to receive 3,300,000 shares. Dennis Nguyen is the controlling owner of SOPA Capital, the Majority Stockholder that executed the Written Consent approving the Equity Incentive Issuances.

Travis Washko, the spouse of Nicole Washko and a former director of Society Pass, an affiliate of the Company, is entitled to receive 120,000 shares. Mark Carrington and Michael Dunn, each of whom is also a former director of Society Pass, are each entitled to receive 120,000 shares.

The Board was aware of these interests and determined that the Equity Incentive Issuances were fair to, and in the best interests of, the Company and its stockholders.

INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our Common Stock will be borne by us. The Company may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our Common Stock.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. The Corporation will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Corporation should direct the additional copy of the Information Statement, to Corporate Secretary, at NusaTrip Incorporated, 28F AIA Central, Jl. Jend. Sudirman No.Kav. 48A, RT.5/RW.4, Karet, Semanggi, Kota Jakarta Selatan, Daerah Khusus Ibukota, Jakarta, Indonesia.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Corporation to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Corporation at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Corporation to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Corporation’s principal executive offices.

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FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement contains forward-looking statements, which reflect our views with respect to future events. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “intends,” “believes,” “will,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document, unless expressly set forth otherwise.

OTHER MATTERS

As of the date of this Information Statement, the Board knows of no other matters other than those described in this Information Statement that have been approved or considered by the holders of a majority of our issued and outstanding voting securities.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information and a copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549. Statements made in this Information Statement regarding the contents of any contract, agreement or other document that is filed as an exhibit to the reports or other filings with the SEC are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

By Order of the Board of Directors,

Heather Maynard
Chairwoman of the Board and Director

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